Mann Assumes Leadership of Spartech's Sheet Business

ST. LOUIS, MO -- (Marketwire - February 08, 2010) - Spartech Corporation (NYSE: SEH) announced that effective today Janet Mann, Senior Vice President, Marketing, Technology, and Commercial Development will assume leadership of the Custom Sheet and Rollstock Business on an interim basis.

Ms. Mann has more than 30 years of in-depth management experience in the specialty chemicals and plastics industries. Most recently she has been providing strategic direction in all aspects of Spartech's technology, marketing, and commercial excellence working closely with Steve Ploeger who is resigning his position as Executive Vice President, Custom Sheet and Rollstock to pursue an opportunity outside of the Company.

Spartech's President and Chief Executive Officer, Myles S. Odaniell commented, "We are pleased that Janet is able to immediately apply her leadership and experience to these additional responsibilities. We would like to thank Steve for his numerous contributions and leadership over his 24 years with the Company in various sales, management, and executive leadership positions."

Spartech Corporation is a leading producer of plastic products including polymeric compounds, concentrates, custom extruded sheet and rollstock products, and packaging technologies for a wide spectrum of customers. The Company's three business segments, which operate facilities in the United States, Mexico, Canada, and France, annually process more than one billion pounds of plastic resins, specialty plastic alloys, and color and specialty compounds.

Forward-Looking Statements
This press release may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements relate to future events and expectations and include statements containing such words as "anticipates," "believes," "estimates," "expects," "intends," "may," "would," "should," "will," "will likely result," "forecast," "outlook," "projects," and similar expressions. Forward-looking statements are based on management's current expectations and include known and unknown risks, uncertainties and other factors, many of which management is unable to predict or control, that may cause actual results, performance or achievements to differ materially from those expressed or implied in the forward-looking statements. These risks and uncertainties include, but are not limited to, those risk and uncertainties described in Spartech's most recent Annual Report on Form 10-K under "Cautionary Statement Concerning Forward-Looking Statements" and "Risk Factors." These reports can be accessed through the "Investors" section of Spartech's website at www.spartech.com. Spartech assumes no responsibility to update forward-looking statements, except as required by law.

Company Contacts:
Myles S. Odaniell
President and Chief Executive Officer
(314) 721-4242

Randy C. Martin
Executive VP and Chief Financial Officer
(314) 721-4242